3

           filed with the Securities and Exchange Commission on
                            December  14, 1998
                           Registration No. 333-
                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549
                                 FORM S-3

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             AULT INCORPORATED
          (Exact name of registrant as specified in its charter)
                           Minnesota  41-0842932
             (State or other jurisdiction of (I.R.S. Employer
            incorporation or organization) Identification No.)
                          7300 Boone Avenue North
                       Minneapolis, Minnesota 55428
                            (612)     493-1900

            (Address, including zip code, and telephone number,
         including area code, of registrant's principal executive
                                  office)
                            Frederick M. Green
                    President, Chief Executive Officer
                             Ault Incorporated
                          7300 Boone Avenue North
                       Minneapolis, Minnesota  55428
                              (612) 493-1900
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                                COPIES TO:

                         Richard A. Primuth, Esq.
                        Lindquist & Vennum P.L.L.P.
                              4200 IDS Center
                          80 South Eighth Street
                       Minneapolis, Minnesota  55402
                        Telephone:  (612) 371-3211

Approximate date of commencement of proposed sale to public:
From time to time after this Registration Statement becomes
effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box (x)
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering:   (  )
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for
the same offering:   (  )
If delivery of the prospectus is expected to be made
pursuant to Rule 434, please check the following box:   (  )

CALCULATION OF REGISTRATION FEE

                                        Proposed
                                        Maximum   Proposed
                                        Offering  Maximum
Title of Each Class of      Amount to    Price    Aggregate Amount of
Securities to be              be          Per     Offering  Registration
Registered                  Registered    Unit     Price    Fee
Common Stock, no par        78,865      $6.5625   $517,552   $144
value                                     (1)       (1)

(1) Estimated solely for the purpose of determining the registration fee and based on the closing price of the Company's Common Stock on the Nasdaq National Market on
     December 10, 1998 pursuant to Rule 457(c).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





     AULT INCORPORATED

78,865 Shares of
Common Stock

     These shares of the Company's common stock, no par value (the "Common Stock"), are being sold by LZR
Electronics, Inc., the selling shareholders. The Company will not receive any part of the proceeds from the sale.

     The Company's Common Stock is listed on the Nasdaq
National Market under the symbol "AULT". The reported last sale price on December 10, 1998, was $6.5625 per share.

This Investment Involves Certain Degrees of Risk and for this Reason, You Should Purchase Shares Only if You Can
Afford a Complete Loss of the Amounts Invested.  See "Risk
Factors" Beginning on Page 3 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.


December __, 1998
PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus and in documents incorporated herein by reference.

About the Company

     Ault Incorporated (the "Company") designs, manufactures, and markets a line of external power conversion products and is a leading domestic supplier of such products to original equipment manufacturers (OEMs) of data communications equipment, telecommunications equipment, portable medical equipment, and microcomputers and related peripherals. Ault's product line includes the four major types of external power conversion products: switching power supplies, linear power supplies, battery chargers and transformers. The Company markets its products worldwide, although primarily to OEMs in the U.S. and Canada. Many of the Company's larger OEM customers manufacture and sell their products globally, which serves to extend the Company's global market presence. The majority of the Company's revenues are generated from sales of its power conversion products to OEM's of telecommunications and data communications equipment, although. significant revenues are also derived from sales of these products to OEMs of computer and computer peripheral equipment.

     The Company was incorporated in 1961 under the laws of the State of Minnesota. Its principal executive offices are located at 7300 Boone Avenue North, Minneapolis, Minnesota
55428 and its telephone number is (612) 493-1900.

The Offering

     The Selling Shareholder is offering 78,865 shares of Common Stock. These Shares may be obtained by the Selling Shareholder upon conversion of a promissory note dated as of December 1, 1998 issued by the Company pursuant to a Asset Purchase Agreement dated November 30, 1998 between the Company and the Selling Shareholder (the "Agreement").

Common Stock offered by Selling Shareholder           78,865
Common Stock outstanding as of December 14, 1998   4,172,258
Nasdaq National Market Symbol                           AULT

Use of Proceeds

The Company will not receive any proceeds from the sale of the Common Stock. See "Use of Proceeds."

Risk Factors

This offering involves substantial investment risk and the Shares should be purchased with the understanding that loss of the total amounts invested is a possibility. See "Risk
Factors."
RISK FACTORS

Investors should carefully consider the following matters in connection with an investment in the Shares in addition to the other information contained or incorporated by reference in the Prospectus. Information contained in or incorporated by reference into this Prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

Technological Change and New Product Development

The electronic equipment market is characterized by rapidly changing technology and shorter product life cycles. The Company's future success will continue to depend upon its ability to enhance its current products and to develop new products that keep pace with technological developments and respond to changes in customer requirements. Any failure by the Company to respond adequately to technological changes and customer requirements or any significant delay in new product introductions could have a material adverse effect on the Company's business and results of operations. In addition, there can be no assurance that new products to be developed by the Company will achieve market acceptance.

Dependence on Outside Contractors

The Company currently depends on third parties located in foreign countries for a significant portion of the manufacture and assembly of certain of its products. Some of these countries are economically troubled areas. The Company's reliance on such outside contractors reduces its control over quality and delivery schedules. While the Company takes an active role in overseeing quality control with its third party manufacturers, the failure by one or more of these subcontractors to deliver quality products or to deliver products in a timely manner could have a material adverse effect on the Company's operations. In addition, the Company's third-party manufacturing arrangements are short term in nature and could be terminated with little or no notice. If this happened, the Company would be compelled to seek alternative sources to manufacture certain of its products. There can be no assurance that any such attempts by the Company would result in suitable arrangements with new third-party manufacturers.

Dependence on Key Personnel; Management of Growth

The Company's success depends in part upon the continued services of many of its highly skilled personnel involved in management, engineering and sales, and upon its ability to attract and retain additional highly qualified employees. The loss of service of any of these key personnel could have a material adverse effect on the Company. The Company does not have key-person life insurance on any of its employees. In addition, the Company's future success will depend on the ability of its officers and key employees to manage growth successfully and to attract, retain, motivate and effectively utilize the team approach to manage its employees. If the Company's management is unable to manage growth effectively, the Company's business and results of operations could be adversely affected.



Anti-takeover Considerations

Certain anti-takeover provisions of the Minnesota Business Corporation Act and the ability of the Board of Directors to issue preferred stock without stockholder approval under the Company's Right Plan may have the effect of delaying or preventing a change in control or merger of the Company. These provisions could delay, discourage, hinder or preclude an unsolicited acquisition of the Company, could make it less likely that stockholders receive a premium for their shares as a result of any such attempt and could adversely affect the market price of the Common Stock.

Year 2000 Interruptions

The Company utilizes several microchip based date referenced systems for its business operations, including the timely procurement of material and supporting customer requirements. Because these business matters are also dependent on support from external sources, the Company cannot provide any assurance that its ability to provide service to customers will not be interrupted by the inability of any supporting microchip-based date referenced system to timely process data. This situation could have an adverse material effect on the Company's ability to retain customers and to generate revenue and profitability.


RECENT DEVELOPMENTS

Recent Acquisition

On December 1, 1998, pursuant to an Asset Purchase Agreement dated November 30, 1998, Ault Incorporated (the "Company") purchased the operating assets of the power supply division of LZR Electronics, Inc., a closely held firm based in Gaithersburg, Maryland ("LZR"). LZR has no affiliation to the Company or any of the Company's affiliates. The assets purchased included inventory, fixed assets, contract and intellectual property rights and other operating assets.
The Company paid an aggregate purchase price of $3,660,879 consisting of a cash payment of $2,580,879, delivery of a one year 8.0% convertible promissory note for $500,000 and an assumption of approximately $580,000 of liabilities. The convertible promissory note may be converted at the option of the holder into 78,865 shares of the Company's common stock. Cash paid by Ault in the transaction was derived solely from available cash. LZR's 1997 revenues relating to its power supply division for its calendar year 1997 were approximately $6,400,000 and the estimated revenues for its calendar year 1998 are $6,500,000. The Company presently expects that sales derived from use of the operating assets purchased will contribute to an increased level of profitability for its fiscal year ended May 31, 1999.

Year 2000

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. The Company's computer equipment, software, devices and products with imbedded technology that are time-sensitive may recognize a two digit date field using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

State of Readiness

The Company anticipates that most of its microchip-based date referenced systems, including computer software and hardware will be Year 2000 compliant by the end of its fiscal year ending May 31, 1999. All the Company's business systems have been tested and verified as Year 2000 compliant. The Company's desktop software have been evaluated for compliance and implementation of necessary upgrades are also scheduled to occur at the end of its fiscal year 1999. The Company's hardware have been assessed for Year 2000 compliance and all necessary upgrades are scheduled to occur at the end of its fiscal year 1999.
There are therefore no internal matters that are expected to affect the Company's ability to process systems date-referenced information when year 2000 arrives. The Company does not yet know of the extent to which the current preparedness of its external business associates and external infrastructure would affect its business transactions if they were tested today for year 2000 compliance. As of July 31, 1998, the Company's critical suppliers were mailed certification notices and risk assessment audits. The Company is still in the process of evaluating suppliers' responses to the risk assessments audits. The Company is communicating with external sources and its objective is to obtain their commitment, with reasonable verification, that they, along with the Company
will be Year 2000 compliant by May 31, 1999.   The Company
began exhibiting its progress, with continual updates, towards compliance on its website, www.aultinc.com, during the fourth quarter of of its fiscal year 1998. Below is a table showing the Company's progress to date:

              TASKS                                 STATUS
Suppliers
Critical suppliers sent certification notice regarding
 Y2K compliance.                                         06/01/98 Completed
Sent critical suppliers Y2K risk assessment
 audit.                                                  07/31/98 Completed
Evaluate risk assessment audit responses.                11/17/98 Completed
Selected site visits to supplier base to ensure Y2K
 compliance.                                             11/30/98 Completed
Restructure supplier base to insure Y2K compliance.      12/31/98 Estimated

Desktop Software

Plan audit of desktop software.                          10/01/97 Completed
Audit company wide desktop software.                     02/01/98 Completed
Evaluate noncompliance issues.                           04/01/98 Completed
Recommend necessary software upgrades to insure
 Y2K compliance                                          07/01/98 Completed
Implement necessary software upgrades.                   12/31/98 Estimated

Business Systems

Requested Y2K Compliance information from suppliers.     01/15/98 Completed
Received compliance information from suppliers.          02/23/98 Completed
Tested and verified as Y2K compliant.                    04/24/98 Completed

Hardware

Plan audit of network hardware.                          10/01/97 Completed
Audit company wide network hardware.                     02/01/97 Completed
Evaluate noncompliance issues.                           04/01/98 Completed
Recommend necessary hardware upgrades to insure Y2K
 compliance                                              07/01/98 Completed
Implement necessary hardware upgrades.                   12/31/98 Estimated

Global Test

Simulation of customer order thru put.                   01/15/99 Estimated
Quarterly Re-simulation.                                 01/15/99 Estimated
Quarterly Re-simulation.                                 06/15/99 Estimated
Quarterly Re-simulation.                                 09/01/99 Estimated
Quarterly Re-simulation.                                 12/01/99 Estimated


Costs to Address Year 2000 Issues

To date, the Company has not incurred any material expenditures in connection with identifying or evaluating Year 2000 compliance issues. The Company presently estimates the labor costs of its Year 2000 compliance efforts to be approximately $60,000. With respect to future costs, the Company estimates it will spend approximately $50,000 for remediation and validation of products and programs which the Company presently knows are not compliant and another $25,000 for future staff time for such remediation. In addition, the Company estimates that it may spend no more than another $10,000 on remediation and validation of products and programs which have not yet been assessed. The Company believes that these estimates are reasonable and within its fiscal 1999 budget. Capital expenditures among these costs will be capitalized in accordance with generally accepted accounting principles. All other costs are expensed as period costs as they are incurred. The Company does not consider that these period costs will be of any material impact on its operations. At this time, the Company does not possess the information necessary to estimate any potential financial impact of Year 2000 compliance issues relating to its business. Any significant business disruption could have a material adverse impact on the Company's financial condition and results of operations.

Risks of Year 2000 Issues

Because the Company is still in the discovery and evaluation phase of assessing its overall Year 2000 exposure, it cannot at this time state with certainty that the Year 2000 issues will not have a material adverse impact on its financial condition, results of operations and liquidity. Although the Company considers these events to be unlikely, the Company believes that the following situations are comprised of worse case issues that are most likely to result from any Year 2000 non-compliance.

1.  Customer Litigation.

Although the Company believes that its efforts will ensure no disruption in the business or operations of its customers, the possibility exists that some customers may experience problems that may motivate such customers to commence litigation against the Company for restitution and damages that may be related to such problems.

2.  Disruption of Supply Materials.

Several months ago, the Company began an ongoing process of surveying its suppliers with regard to their Year 2000 readiness and is now in the process of assessing and cataloging the first responses to the survey. The Company received adequate responses from critical vendors and many non-critical vendors. The Company presently expects to work with suppliers that need assistance or that provide inadequate responses, and in many cases expects that survey results will be improved significantly by such work. Where survey results necessitate it, the Company will arrange for back-up vendors before the changeover date.

3.  Disruption of the Company's Internal Computer Systems.

The Company has identified the hardware and software upgrades believed to be necessary to insure the Year 2000 compliance of the Company's internal computer systems.
These upgrades will be implemented at the end of fiscal
1999. Year 2000 testing will occur as the upgrade process proceeds and, in addition, will continue to occur prior to the changeover date. For these reasons, the Company considers that disruption of its internal computer systems is unlikely.

4.  Disruption of the Company's Non-Computer Systems.

The Company is currently conducting a comprehensive assessment of all non-computer systems, including utility, telecommunications, delivery and other services. The Company intends to work with any third party provider of such services to ensure that there will be no disruption in the Company's operations. However, if disruptions occur, the Company anticipates that they will be dealt with promptly.

Contingency Plans

While the Company recognizes the need for contingency planning, it has not yet developed any specific contingency plans for potential disruptions. The Company believes that details of such plans will depend on the Company's final assessment of the problem as well as the evaluation and success of its remediation efforts. Future disclosures will include contingency plans as they become available.


USE OF PROCEEDS

The Company will not receive any portion of the proceeds from Selling Shareholders of common shares that resulted from any conversion of the promissory note.

SELLING SHAREHOLDER


The following table sets forth certain information with respect to the beneficial ownership of the Company's Common
Stock by the Selling Shareholder as of December 11, 1998.

                  Number of
                  Shares            Maximum
                  Beneficially      Number of         Shares to be
                  Owned Prior       Shares to         Beneficially
                  to Offering       be Sold           After the Offering

                   Number Percent                    Number    Percent

LZR Electronics,   78,865   1.9      78,865           -0-       *
Inc.
8051 Cessna
Avenue
Gaithersburg, MD
20879
_________________

*indicates less
than one percent





PLAN OF DISTRIBUTION

The Selling Shareholders may offer their shares at various times in one or more of the following transactions:

1)   on the Nasdaq National Market, where the Company's Common
  Stock is listed;

2)   in the over-the-counter market;

3) in transactions other than on such exchanges or in the over-the-counter market;

4)   in connection with short sales of the Shares;

5)   by pledge to secure debts and other obligations;

6) in connection with the writing of non-traded and call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

7)   in a combination of any of the above transactions.

The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

The selling shareholders may use broker-dealers to sell their shares. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares for whom they acted as agents.


LEGAL MATTERS

The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Lindquist &
Vennum P.L.L.P., Minneapolis, Minnesota, of which Richard A.
Primuth, Secretary of the Company, is a partner.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company's 1998 Annual Report on Form 10-K have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in its report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.



INDEMNIFICATION

Article XI of the Registrant's Bylaws provides that the Registrant shall indemnify any person who at any time shall serve or shall have served as a director, officer or employee of the Corporation, or of any other enterprise at the request of the Corporation, and the heirs, executors and administrators of such person in accordance with, and to the fullest extent permitted by the provisions of the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 302A, as it may be amended from time to time.

Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes, Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organization, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.


Where You Can Find Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from our web site at or at the SEC's web site at


The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Selling
Shareholders sell all the Shares. This prospectus is part of a registration statement we filed with the SEC
(Registration No. 333-_____).

*    Annual Report on Form 10-K for the fiscal year ended
     May 31, 1998;

* Quarterly Report on Form 10-Q for the fiscal quarter ended August 30, 1998;

*    Current Report on Form 8-K filed December 10, 1998;

*    Proxy Statement dated August 28, 1998 for the 1998
     Annual Meeting of
     Shareholders on September 28, 1998; and

* The description of the Company's Common Stock as set forth under "Description of Common Shares" in the Company's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on July 18, 1983 (Registration No. 2-85224), including any amendment or report filed for the purpose of updating such description.



You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                     Chief Financial Officer
                        Ault Incorporated
                     7300 Boone Avenue North
                      Minneapolis, MN 55428
                         (612) 493-1900

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Selling Shareholder will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.



PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

Exhibit No   Description

4.1          Convertible Promissory Note
5.1          Opinion and Consent of Lindquist & Vennum
             P.L.L.P., counsel to the Company
10.1 Asset Purchase Agreement by and among the Company, LZR Electronics, Inc., Shimon
             Eliezer and Rami Loya dated as of
             November 30, 1998
23.1         Consent of Lindquist & Vennum P.L.L.P. (see
             Exhibit 5.1 above)
23.2 Consent of McGladrey & Pullen, LLP, independent auditors
24.1 Power of Attorney (included on signature page hereof)
27.1         Financial Data Schedule


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Form S-3 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the ___th day of December, 1998.

AULT INCORPORATED


By     \s\ Frederick M. Green
Frederick M. Green, President and
Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Ault
Incorporated hereby constitute and appoint Frederick M.
Green and Carlos S. Montague, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December __, 1998.

Signature

   \s\ Frederick M. Green
Frederick M. Green, President,
Chief Executive Officer
(Principal Executive Officer) and Director

   \s\ Carlos S. Montague
Carlos S. Montague, Vice President,
Treasurer, Chief Financial Officer,
(Principal Financial Officer), Assistant Secretary, and Controller

   \s\ David J. Larkin
David J. Larkin, Director

   \s\Mathew A. Sutton.
Matthew A Sutton, Director

   \s\ Delbert W. Johnson
Delbert W. Johnson, Director

   \s\ John G. Kassakian
John G. Kassakian, Director

   \s\ Edward C. Lund
Edward C. Lund, Director

   \s\ James M. Duddleston
James M. Duddleston, Director